Exhibit 99.4

FLEETBOSTON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three months ended March 31 Dollars in millions, except per share amounts	2004	2003
Interest income:
Interest and fees on loans and leases	$1,970	$1,856
Interest on securities and trading assets	334	361
Other	96	126

Total interest income	2,400	2,343

Interest expense:
Deposits	342	369
Short-term borrowings and other	97	96
Long-term debt	256	268

Total interest expense	695	733

Net interest income	1,705	1,610

Provision for credit losses	—	280

Net interest income after provision for credit losses	1,705	1,330

Noninterest income:
Banking fees and commissions	385	378
Investment services revenue	413	354
Credit card revenue	152	156
Capital markets-related revenue	272	111
Other	235	139

Total noninterest income	1,457	1,138

Noninterest expense:
Employee compensation and benefits	899	826
Occupancy and equipment	237	248
Marketing and public relations	80	44
Legal and other professional	80	32
Other	668	423

Total noninterest expense	1,964	1,573

Income from continuing operations before income taxes	1,198	895
Applicable income tax expense	425	318

Income from continuing operations	773	577

Discontinued operations:
Loss from discontinued operations	—	(15)
Applicable income tax benefit	—	(5)

Net income	$773	$567

Basic weighted average common shares outstanding (in millions)	1,071.1	1,046.8
Diluted weighted average common shares outstanding (in millions)	1,086.6	1,048.4
Basic earnings per share – continuing operations	$.72	$.55
Diluted earnings per share – continuing operations	.71	.55

Basic earnings per share – net income	$.72	$.54
Diluted earnings per share – net income	.71	.54
Dividends declared	.35	.35

See accompanying Notes to Condensed Consolidated Financial Statements.

FLEETBOSTON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

Dollars in millions, except per share amounts	March 31, 2004	December 31, 2003
Assets
Cash and cash equivalents	$8,786	$10,233
Federal funds sold and securities purchased under agreements to resell	10,988	3,910
Securities (including pledges of $11,707 in 2004 and $10,959 in 2003)	31,151	31,370
Loans and leases	127,596	128,949
Reserve for credit losses	(2,848)	(3,074)

Net loans and leases	124,748	125,875

Due from brokers/dealers	1,081	5,437
Goodwill and intangible assets	4,709	4,571
Other assets	18,204	18,839

Total assets	$199,667	$200,235

Liabilities
Deposits:
Noninterest bearing	$34,862	$38,253
Interest bearing	104,859	99,511

Total deposits	139,721	137,764

Short-term borrowings	12,124	11,178
Due to brokers/dealers	1,090	5,476
Long-term debt	16,905	17,557
Accrued expenses and other liabilities	10,498	9,980

Total liabilities	180,338	181,955

Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, par value $1.00	271	271
Common stock and other common equity, common stock par value $.01 (1,086.7 million shares issued in 2004 and 2003; 1,083.2 million shares and 1,063.1 million shares outstanding in 2004 and 2003, respectively)	19,058	18,009

Total stockholders’ equity	19,329	18,280

Total liabilities and stockholders’ equity	$199,667	$200,235

See accompanying Notes to Condensed Consolidated Financial Statements.

FLEETBOSTON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

Three months ended March 31 Dollars in millions, except per share amounts	Preferred Stock	Common Stock	Common Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total
2003
Balance at December 31, 2002	$271	$11	$4,011	$13,748	$175	$(1,383)	$16,833
Net income				567			567
Other comprehensive income, net of taxes:
Change in unrealized gain on securities available for sale, net of reclassification adjustment					63
Change in translation adjustment					(10)
Change in derivative instruments					32

Other comprehensive income, net of taxes					85		85

Total comprehensive income							652
Cash dividends declared on common stock ($.35 per share)				(368)			(368)
Cash dividends declared on preferred stock				(5)			(5)
Common stock issued in connection with dividend reinvestment and employee benefit plans			(3)	(16)		36	17
Stock option expense			3				3

Balance at March 31, 2003	$271	$11	$4,011	$13,926	$260	$(1,347)	$17,132

2004
Balance at December 31, 2003	$271	$11	$4,021	$14,876	$50	$(949)	$18,280
Net income				773			773
Other comprehensive loss, net of taxes:
Change in unrealized gain on securities available for sale, net of reclassification adjustment					79
Change in translation adjustment					(2)
Change in derivative instruments					(121)

Other comprehensive loss, net of taxes					(44)		(44)

Total comprehensive income							729
Cash dividends declared on common stock ($.35 per share)				(379)			(379)
Cash dividends declared on preferred stock				(5)			(5)
Common stock issued in connection with:
Dividend reinvestment and employee benefit plans			(6)	18		473	485
Business combination						211	211
Stock option expense			4				4
Other, net			4				4

Balance at March 31, 2004	$271	$11	$4,023	$15,283	$6	$(265)	$19,329

See accompanying Notes to Condensed Consolidated Financial Statements.

FLEETBOSTON FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

Three months ended March 31 In millions	2004	2003
Net cash flow provided by operating activities	$2,497	$1,130

Cash Flows from Investing Activities
Net (increase)/decrease in federal funds sold and securities purchased under agreements to resell	(7,078)	614
Purchases of securities available for sale	(2,593)	(10,986)
Proceeds from sales of securities available for sale	1,237	2,317
Proceeds from maturities of securities available for sale	1,818	3,342
Purchases of securities held to maturity	(115)	(148)
Proceeds from maturities of securities held to maturity	146	132
Purchases of residential mortgage loans	(586)	(4,764)
Net decrease in loans and leases	1,514	440
Purchases of premises and equipment	(65)	(67)

Net cash flow used in investing activities	(5,722)	(9,120)

Cash Flows from Financing Activities
Net increase in deposits	1,957	3,761
Increase in short-term borrowings	946	4,638
Proceeds from issuance of long-term debt	558	569
Repayments of long-term debt	(1,392)	(1,687)
Proceeds from issuance of common stock	476	11
Cash dividends paid	(753)	(360)

Net cash flow provided by financing activities	1,792	6,932

Change in net assets/liabilities of discontinued operations	(12)	118

Effect of foreign currency translation on cash	(2)	(4)

Net decrease in cash and cash equivalents	(1,447)	(944)

Cash and cash equivalents at beginning of period	10,233	11,574

Cash and cash equivalents at end of period	$8,786	$10,630

Supplemental Disclosures – continuing operations
Interest paid	$721	$782
Income taxes paid	95	126

See accompanying Notes to Condensed Consolidated Financial Statements.

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. Unless otherwise indicated or unless the context requires otherwise, all references in these notes to condensed consolidated financial statements to “FleetBoston,” “we,” “us,” “our” or similar references mean FleetBoston Financial Corporation. As of March 31, 2004, we were organized along five principal lines of business: Personal Financial Services; Regional Commercial Financial Services and Investment Management; National Commercial Financial Services; International Banking; and Capital Markets, and had approximately $200 billion in assets.

The interim condensed consolidated financial statements accompanying these notes are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results of operations in these financial statements have been made. The preparation of consolidated financial statements requires management to make estimates and assumptions in the application of certain accounting policies that materially affect the reported amounts of assets, liabilities, revenues and expenses. You should read these condensed consolidated financial statements and related notes together with the financial information in our 2003 10-K, which we previously filed with the Securities and Exchange Commission, or “SEC.” We have reclassified certain amounts reported in prior periods to conform to current period classifications. Information provided in these notes to condensed consolidated financial statements reflects continuing operations, unless otherwise noted.

Stock-Based Compensation. During 2002, effective for stock options granted subsequent to January 1, 2002, we adopted the fair value accounting provisions of Statement of Financial Accounting Standards, or “SFAS,” No. 123, “Accounting for Stock-Based Compensation,” and elected to account for this adoption prospectively. We continue to account for stock options granted prior to January 1, 2002 using the intrinsic value method under previously issued accounting standards, under which no compensation expense is recorded.

The following table presents net income and earnings per share, as reported, and on a pro forma basis as if the fair value accounting provisions of SFAS No. 123 had been applied to all stock-based awards granted since the standard’s effective date.

Three months ended March 31 In millions	2004	2003
Net income, as reported	$773	$567
Add: stock-based compensation expense included in reported net income, net of taxes	12	11
Deduct: total stock-based compensation expense determined using fair value accounting for all stock options and awards, net of taxes	17	26

Pro forma net income	$768	$552

Earnings per share:
Basic-as reported	$.72	$.54
Basic-pro forma	.71	.52

Diluted-as reported	$.71	$.54
Diluted-pro forma	.70	.52

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

Recent Accounting Developments. As we disclosed in Note 1 to the Consolidated Financial Statements in our 2003 10-K, in December 2003, the Financial Accounting Standards Board, or “FASB,” issued a revision to its Interpretation No. 46, entitled “Consolidation of Variable Interest Entities,” or “Interpretation 46R,” which provided additional accounting guidance with respect to variable interest entities, or “VIEs.” During the first quarter of 2004, we fully adopted the provisions of Interpretation 46R for all of our VIEs. This adoption did not result in the consolidation of any additional VIEs. In addition, the deconsolidation of our statutory business trusts and related trust preferred securities was deemed appropriate.

NOTE 2. SUBSEQUENT EVENT

On April 1, 2004, we merged with Bank of America, a global financial services company headquartered in Charlotte, North Carolina, with Bank of America the surviving company. Bank of America had consolidated total assets of approximately $816 billion at March 31, 2004. The merger was accounted for by Bank of America using the purchase method of accounting, and approximately 1,068 million shares of FleetBoston common stock were exchanged for approximately 593 million shares of Bank of America common stock, based on an exchange ratio of .5553 shares of Bank of America common stock for each share of FleetBoston common stock. In connection with the merger, we recorded $33 million of related costs during the first quarter of 2004, including $25 million of advisory fees, which we recorded in legal and other professional expense in the accompanying condensed consolidated statement of income.

NOTE 3. LOANS AND LEASES

The following table presents consolidated loan and lease financing balances:

In millions	March 31, 2004	December 31, 2003
Domestic:
Commercial and industrial	$30,422	$31,701
Commercial real estate	9,860	9,668
Home equity	33,121	31,629
Residential real estate	19,791	20,097
Consumer	10,706	10,979
Lease financing	10,521	10,863

Total domestic loans and leases, net of unearned income	114,421	114,937

Total international loans and leases, net of unearned income	13,175	14,012

Total loans and leases, net of unearned income(a)	$127,596	$128,949

(a)	Net of unearned income of $3.4 billion and $3.6 billion at March 31, 2004 and December 31, 2003, respectively.

Consolidated lease financing balances included aggregate investments in leveraged leases of approximately $4 billion at both March 31, 2004 and December 31, 2003, and aggregate operating leases to corporate customers of $1.1 billion and $1.2 billion at March 31, 2004 and December 31, 2003, respectively.

At March 31, 2004 and December 31, 2003, nonperforming assets, or “NPAs,” totaled $1.2 billion and $2 billion, respectively, including $1.1 billion of nonperforming loans, or “NPLs,” and $160 million of other NPAs at March 31, 2004, compared with $1.6 billion of NPLs and $378 million of other NPAs at December 31, 2003. Total NPAs at March 31, 2004 and December 31, 2003 included $498 million and $1 billion, respectively, related to Argentina. The decline in Argentine NPAs resulted primarily from sales of Argentine loans and compensation bonds, both of which are discussed in Note 6.

NPAs included impaired loans of $915 million and $1.4 billion at March 31, 2004 and December 31, 2003, respectively.

The following table presents information related to impaired loans, which we have defined as all commercial and commercial real estate loans on nonaccrual status and troubled debt restructurings.

In millions	March 31, 2004	Dec. 31, 2003
Impaired loans with a reserve	$318	$665
Impaired loans without a reserve	597	731

Total impaired loans	$915	$1,396

Reserve for impaired loans(a)	$99	$224

Quarterly average balance of impaired loans	$1,149	$1,517

(a)	The reserve for impaired loans is part of our consolidated reserve for credit losses.

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

NOTE 4. RESERVE FOR CREDIT LOSSES

A summary of activity in the reserve for credit losses follows:

Three months ended March 31 In millions	2004	2003
Balance at beginning of year	$3,074	$3,864
Provision charged to income	—	280
Loans and leases charged off(a)	(433)	(698)
Recoveries of loans and leases(a)	200	72
Other(b)	7	(112)

Balance at end of period(c)	$2,848	$3,406

(a)	2004 amounts included charge-offs and recoveries related to our sale of certain Argentine loans, which is discussed in Note 6.
(b)	Amount for 2003 primarily represented the transfer of reserves related to accrued interest associated with owned and securitized credit card receivables, in connection with our adoption of regulatory guidance related to credit card reserving practices.
(c)	Amounts included $123 million and $117 million, respectively, related to unfunded commitments to extend credit and other off-balance sheet financial instruments, including $62 million and $53 million at March 31, 2004 and 2003, respectively, related to financial standby letters of credit.

The reserve for credit losses as of March 31, 2004 and 2003 included $381 million and $681 million, respectively, specifically allocated to Argentina, including an allocated transfer risk reserve, or “ATRR,” required by banking regulators of $43 million and $296 million, respectively, at March 31, 2004 and 2003. The decline in the Argentine reserve allocation and ATRR was primarily due to the decline in loans throughout 2003 and our sale of certain Argentine loans in 2004, which is discussed in Note 6.

There was no provision for credit losses for the period ended March 31, 2004, as compared to $280 million for the period ended March 31, 2003. No provision was recorded in the current period as we sold a substantial portion of Argentine nonperforming loans, resulting in a net reduction in required reserves, and the portfolio experienced an overall improvement in credit quality due to improved economic conditions.

NOTE 5. GOODWILL AND INTANGIBLE ASSETS

The carrying value of goodwill was $4.4 billion at March 31, 2004 and $4.3 billion at December 31, 2003. During the first quarter of 2004, we recorded approximately $142 million of goodwill in connection with our acquisition of Progress Financial Corporation, or “Progress,” and no impairment losses were recognized. During the first quarter of 2003, no goodwill was acquired and no impairment losses were recognized.

At March 31, 2004, the carrying value of goodwill by major line of business was $1.9 billion for Personal Financial Services, $1.5 billion for Regional Commercial Financial Services and Investment Management, $.6 billion for National Commercial Financial Services, $.3 billion for Capital Markets and $.1 billion for International Banking.

The following table presents the gross carrying value and accumulated amortization for significant intangible assets subject to amortization at March 31, 2004 and December 31, 2003.

	March 31, 2004		December 31, 2003
In millions	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Intangible assets subject to amortization:
Purchased credit card relationships	$428	$378	$428	$362
Customer relationships	195	40	195	36

The total net carrying value of all intangible assets subject to amortization, including core deposit intangibles, which are insignificant and are not included in the table above, at March 31, 2004 and December 31, 2003 was $229 million and $235 million, respectively. Related amortization expense for the three months ended March 31, 2004 and 2003 was $21 million and $20 million, respectively. In connection with the Progress acquisition, we recorded a core deposit intangible of approximately $14.7 million.

The carrying value of indefinite-lived intangible assets was $63 million at both March 31, 2004 and December 31, 2003.

NOTE 6. COUNTRY RISK – ARGENTINE OPERATIONS

This note provides information about significant developments during the first quarter of 2004 concerning our operations in Argentina. More detailed information about these operations, and the overall economic situation in Argentina, is provided in the Country Risk section of Management’s Discussion and Analysis in our 2003 10-K.

In December 2001, the Argentine government issued an order imposing limitations on the ability of bank customers in Argentina to withdraw funds from their deposit and mutual fund accounts in Argentine banks, known as the “corralito.” Since the corralito was issued, a large number of customers of our Argentine operation, or “BankBoston Argentina,” have filed complaints in the Argentine courts against BankBoston Argentina seeking to invalidate the corralito on constitutional grounds and withdraw their funds.

As a result of the judicial deposit claims, we have recorded approximately $363 million of cumulative pre-tax charges through March 31, 2004. These losses represented the impact of paying depositors

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

at the current exchange rate versus the 1.40 exchange rate originally used to convert U.S. dollar deposits into pesos as part of the Argentine government’s economic measures instituted in early 2002 to deal with that country’s economic crisis.

During the first quarter of 2004, the banking sector continued to incur losses from judicial claims that allowed depositors to claim from banks the original dollar value of their deposits that the government converted into pesos in 2002. In light of these continued claims and the absence of any action by the Argentine government or judicial system to halt these claims, we recorded an additional $30 million of reserve through a charge to foreign exchange revenue, a component of capital markets-related revenue, to accrue for expected future claims. As of March 31, 2004, the reserve balance of $116 million reflected management’s current estimate, after considering various possible outcomes based on current available information and their related consequences, of the aggregate impact of customer deposit claims.

During the first quarter of 2004, BankBoston Argentina received a reimbursement of $30 million from the Argentine Central Bank for the early 2002 pesofication of local branch deposits with the Central Bank in excess of required reserves. This reimbursement was recorded in other noninterest income.

During 2002, we received U.S. dollar-denominated bonds from the Argentine government as compensation for the impact of their asymmetric pesofication of the balance sheet in 2001. During the fourth quarter of 2003, these compensation bonds, which were nonperforming, were reclassified from securities held to maturity to securities available for sale, and we subsequently sold $52 million of the bonds and recorded aggregate pre-tax gains of $22 million. During the first quarter of 2004, we sold an additional $200 million of the bonds and recorded aggregate pre-tax gains of $100 million in securities gains/losses, a component of capital markets-related revenue. At March 31, 2004, the remaining compensation bonds were carried at an aggregate fair value of $83 million, with a related $25 unrealized gain recorded, net of tax, in other comprehensive income, a component of stockholders’ equity.

During the first quarter of 2004, the Argentine Central Bank issued a new regulation which modified the previous calculation for determining the denomination of the above-mentioned compensation bonds. This regulation would require BankBoston Argentina to return to the Central Bank a portion of the compensation bonds received during 2002 in exchange for an equivalent amount of peso-denominated bonds. In light of this situation, management assessed the potential impact that the new regulation could have on our Argentine operations and determined that a reserve of $50 million was appropriate as of March 31, 2004. This reserve was recorded through a charge to securities gains/losses.

During the first quarter of 2004, we completed the previously disclosed sale of certain Argentine loans with an aggregate carrying value of approximately $390 million, of which two-thirds were nonperforming. The sale resulted in net charge-offs of approximately $25 million.

NOTE 7. COMMITMENTS AND CONTINGENCIES

In the normal course of business, we enter into numerous agreements that contain features which meet the definition of a guarantee under current accounting standards. A guarantee is defined as a contract that contingently requires us to make payments (either in cash, financial instruments, other assets, shares of our stock or provision of services) to a third party based on specified changes in an underlying variable that is related to an asset, a liability or an equity security of the related party. Significant guarantees provided by FleetBoston to third parties include standby financial and performance letters of credit and financial guarantees, as well as credit derivatives, market value guarantees for customers, and earn-out agreements associated with business combinations. More information about guarantees is provided in Note 10 to the Consolidated Financial Statements in our 2003 10-K.

We are involved in various legal and regulatory proceedings arising out of, and incidental to, our respective businesses. More information concerning certain of these matters is provided in Note 10 to the Consolidated Financial Statements in our 2003 10-K and in Note 7 to the Consolidated Financial Statements in Bank of America’s first quarter 2004 report on Form 10-Q.

In the normal course of business, we are subject to challenges from U.S. and non-U.S. tax authorities regarding amounts of tax due. These challenges may alter the timing or amount of taxable income or deductions, or the allocation of income among tax jurisdictions. The Internal Revenue Service, or “IRS,” is conducting an examination of our federal income tax returns for the years ended December 31, 1998, 1999, and 2000. During 2003, the IRS completed its examination of our federal income tax returns for the years ended December 31, 1995, 1996, and 1997, and has issued Notices of Proposed Adjustment with respect to our tax treatment of certain leveraged lease investments that were entered into during the examination years. Management believes that the proposed IRS adjustments are inconsistent with existing law and intends to defend our position.

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

NOTE 8. EARNINGS PER SHARE

A summary of the calculation of earnings per common share follows:

Three months ended March 31 Dollars in millions, except per share amounts	2004		2003
	BASIC	DILUTED	BASIC	DILUTED
Average shares outstanding	1,071,103,599	1,071,103,599	1,046,758,852	1,046,758,852
Additional shares due to:
Stock options and awards	—	15,531,948	—	1,689,248

Total equivalent shares	1,071,103,599	1,086,635,547	1,046,758,852	1,048,448,100

Earnings per share:

Income from continuing operations	$773	$773	$577	$577
Less preferred stock dividends	(5)	(5)	(5)	(5)

Income from continuing operations available to common stockholders	$768	$768	$572	$572

Total equivalent shares	1,071,103,599	1,086,635,547	1,046,758,852	1,048,448,100

Earnings per share - continuing operations	$.72	$.71	$.55	$.55

Loss from discontinued operations	—	—	$(10)	$(10)

Total equivalent shares	1,071,103,599	1,086,635,547	1,046,758,852	1,048,448,100

Loss per share - discontinued operations	—	—	$(.01)	$(.01)

Net income	$773	$773	$567	$567
Less preferred stock dividends	(5)	(5)	(5)	(5)

Net income available to common stockholders	$768	$768	$562	$562

Total equivalent shares	1,071,103,599	1,086,635,547	1,046,758,852	1,048,448,100

Earnings per share - net income	$.72	$.71	$.54	$.54

For the three months ended March 31, 2004 and 2003, outstanding common stock options and awards totaling 4.7 million and 83.7 million shares, respectively, were excluded from the calculation of diluted earnings per common share because the impact of such stock options and awards was antidilutive.

NOTE 9. EMPLOYEE BENEFITS

We maintain both qualified and nonqualified noncontributory defined benefit pension plans. The qualified plans are funded in compliance with the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended. We also provide certain postretirement health and life insurance benefits for eligible retired domestic employees. Postretirement benefits are accrued over the service lives of the employees. The measurement date for all of our benefit plans is December 31.

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

The following table presents the components of net periodic benefit expense for our pension and other postretirement benefit plans for the three months ended March 31, 2004 and 2003.

Pension and Postretirement Benefit Expense

	Pension Benefits		Other Postretirement Benefits
Three months ended March 31 In millions	2004	2003	2004	2003
Components of net periodic benefit expense:
Service cost	$18	$19	—	—
Interest cost	34	35	$3	$3
Expected return on plan assets	(47)	(50)	(1)	(1)
Net amortization and recognized actuarial loss	3	1	1	1

Net periodic benefit expense	$8	$5	$3	$3

NOTE 10. LINE OF BUSINESS INFORMATION

As of March 31, 2004, we were organized via a customer-focused organizational structure that included five principal lines of business: Personal Financial Services; National Commercial Financial Services; Regional Commercial Financial Services and Investment Management; International Banking; and Capital Markets. Information about these business lines and their supporting business units is provided in Management’s Discussion and Analysis and in Note 18 to the Consolidated Financial Statements in our 2003 10-K.

The following tables present financial information for our lines of business for March 31, 2004 and 2003 on a fully taxable equivalent basis. Consolidated net interest income and income taxes include tax-equivalent adjustments of $13 million and $12 million for March 31, 2004 and 2003, respectively. We have reclassified certain information for the quarter ended March 31, 2003 presented in this note to reflect changes in our organizational structure and internal management reporting methodologies implemented subsequent to March 31, 2003.

Lines of Business

Three months ended March 31, 2004 In millions	Personal Financial Services	National Commercial Financial Services	Regional Commercial Financial Services and Investment Management	International Banking	Capital Markets	All Other(a)	Discontinued Operations	FleetBoston Financial Corporation
Income statement data:
Net interest income	$1,095	$384	$244	$152	$1	$(158)	na	$1,718
Noninterest income	378	273	400	155	127	124	na	1,457

Total revenue	1,473	657	644	307	128	(34)	na	3,175
Provision for credit losses	319	55	29	12	—	(415)	na	—
Noninterest expense	754	223	549	230	119	89	na	1,964
Income tax expense	132	151	55	25	4	71	na	438

Income from continuing operations	$268	$228	$11	$40	$5	$221	na	$773

Net income	$268	$228	$11	$40	$5	$221	—	$773

Balance sheet data:
Average total assets	$58,267	$51,281	$23,342	$16,725	$8,804	$40,173	$145	$198,737

Three months ended March 31, 2003 In millions
Income statement data:
Net interest income	$963	$413	$248	$173	$(14)	$(161)	na	$1,622
Noninterest income	367	209	348	43	35	136	na	1,138

Total revenue	1,330	622	596	216	21	(25)	na	2,760
Provision for credit losses	262	93	38	20	—	(133)	na	280
Noninterest expense	752	227	393	149	71	(19)	na	1,573
Income tax expense/(benefit)	99	121	66	18	(18)	44	na	330

Income/(loss) from continuing operations	$217	$181	$99	$29	$(32)	$83	na	$577

Loss from discontinued operations	na	na	na	na	na	na	$(10)	(10)

Net income/(loss)	$217	$181	$99	$29	$(32)	$83	$(10)	$567

Balance sheet data:
Average total assets	$49,068	$57,345	$25,521	$18,838	$9,413	$34,295	$544	$195,024

(a)	Average total assets allocated to All Other primarily consisted of residential mortgage loans and securities managed by our Treasury unit.

na – not applicable

FLEETBOSTON FINANCIAL CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

The following table presents financial information for the supporting business units of each of our principal lines of business.

Three months ended March 31 In millions	2004		2003
	Net Income/(Loss)	Total Revenue	Net Income/(Loss)	Total Revenue
Personal Financial Services
Consumer Banking	$173	$786	$155	$769
Small Business	29	139	29	140
Credit Card	66	548	33	421

Total Personal Financial Services	268	1,473	217	1,330

National Commercial Financial Services
Specialized Finance	181	479	112	384
National Banking	47	178	69	238

Total National Commercial Financial Services	228	657	181	622

Regional Commercial Financial Services and Investment Management
Regional Commercial Financial Services	60	320	66	332
Investment Management	(49)	324	33	264

Total Regional Commercial Financial Services and Investment Management	11	644	99	596

International Banking
Brazil	18	124	45	150
Argentina	3	91	(29)	(10)
All Other International Banking	19	92	13	76

Total International Banking	40	307	29	216

Capital Markets
Fleet Specialist/Execution & Clearing	(29)	74	18	88
Principal Investing	34	54	(50)	(67)

Total Capital Markets	5	128	(32)	21

Discontinued Operations	—	na	(10)	na
All Other	221	(34)	83	(25)

FleetBoston Financial Corporation	$773	$3,175	$567	$2,760

na – not applicable